As filed with the Securities and Exchange Commission on June 9, 2016
Registration No. 333-202828

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GigPeak, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	26-2439072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 Baytech Drive
San Jose, CA 95134
(408) 522-3100
 (Address of Principal Executive Offices)

GigPeak, Inc. 2008 Equity Incentive Plan

(Full title of the Plan)

Dr. Avi S. Katz
President and Chief Executive Officer
130 Baytech Drive
San Jose, CA 95134
(408) 522-3100
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Selman, Esq.
Crowell & Moring LLP
275 Battery St., 23rd Floor
San Francisco, CA 94111
(415) 986-2800

EXPLANATORY NOTE

Pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2015, (File No. 333-202828) (the “Registration Statement”), GigPeak, Inc., a Delaware corporation (formerly GigOptix, Inc., and “GigPeak”, the “Company”, or the “Registrant”), registered  253,032  shares of its common stock par value $0.001, issuable upon the exercise or vesting of awards granted and to be granted under the GigPeak, Inc. 2008 Equity Incentive Plan (the “2008 Plan”).

This Post-Effective Amendment No. 1 is being filed to amend the Registration Statement to include a reoffer prospectus (the “Reoffer Prospectus”), as permitted by General Instruction C to Form S-8 and prepared in accordance with Part I of Form S-3. The Reoffer Prospectus may be utilized for reoffers and resales by certain affiliates of the Company on a continuous or delayed basis in the future of 253,032 shares of common stock that constitute “control securities”, as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”), which shares have been issued upon the exercise or vesting of equity incentive awards made prior to the filing of this Post-Effective Amendment No. 1. The inclusion of any person in the selling stockholder table of the Reoffer Prospectus should not be deemed a determination or an admission by the Company or otherwise that such person is in fact an affiliate of the Company.

The Reoffer Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the shares that may be sold pursuant to the Reoffer Prospectus, we refer you to the Registration Statement and related schedules and exhibits included therewith. Statements contained in the Reoffer Prospectus concerning the provisions of any agreements or documents referred to in the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

This Post-Effective Amendment No. 1 also hereby amends Part II of the Registration Statement as previously filed with the SEC.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with Rule 428 and the instructions to Form S-8, the document(s) containing the information required by Part I of Form S-8 are not required to be filed with the SEC either as part of the Registration Statement or any prospectuses or prospectus supplements thereto pursuant to Rule 424 under the Securities Act. Such documents have been or will be sent or given to participants in the 2008 Plan as specified by Rule 428 under the Securities Act.

* * *

The Reoffer Prospectus referred to in the Explanatory Note follows this page.

REOFFER PROSPECTUS
253,032 Shares of Common Stock

This Reoffer Prospectus may be used by a certain stockholder to whom we have previously issued shares of our common stock, par value $0.001 per share, made upon the exercise or vesting of equity incentive awards granted under the GigPeak, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) (the “Selling Stockholder”) to sell 253,032 shares of our common stock (the “Shares”). The Selling Stockholder, who is listed in the section of this Reoffer Prospectus entitled “Selling Stockholder,” may offer these Shares for resale from time to time. We are not selling any shares of common stock under this Reoffer Prospectus, and we will not receive any of the proceeds from the sale of the Shares. We will pay all fees and expenses incurred in connection with the registration of the shares of common stock offered by this Reoffer Prospectus, and we will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Shares. The payments of such expenses and other costs will be deemed as income to the Selling Stockholder.

The Selling Stockholder may sell the Shares covered by this Reoffer Prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on the NYSE MKT or any other stock exchange or stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which is deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement. For additional information on the Selling Stockholder’s possible methods of sale, you should refer to the section in this Reoffer Prospectus entitled “Plan of Distribution.”

Our common stock is listed on the NYSE MKT under the symbol “GIG.” The last reported sale price on June 8, 2016 was $2.41 per share.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 3 of this Reoffer Prospectus and in any applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is June 9, 2016.

You should rely only on the information incorporated by reference or contained in this Reoffer Prospectus. Neither we nor the Selling Stockholder have authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholder is offering to sell and seeking offers to buy our common stock only in jurisdictions where such offers and sales are permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date set forth on the front cover hereof, regardless of the time of delivery hereof or of any sale of our common stock hereunder. You should also read this Reoffer Prospectus together with the additional information described under “Where You Can Find More Information” and “Information Incorporation by Reference.” Information contained on our website, or any other website operated by us, is not part of this reoffer prospectus.

This Reoffer Prospectus may be supplemented from time to time to add, update or change information in this Reoffer Prospectus. Any statement contained in this Reoffer Prospectus will be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this Reoffer Prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this Reoffer Prospectus.

OUR COMPANY

Overview

We are a leading innovator of semiconductor integrated circuits (“ICs”) and software solutions for high-speed connectivity and high-quality video compression. Our focus is to develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure and broader connectivity to the Cloud reducing the total cost of ownership for a network operator.

We address both the speed of data transmission and the amount of bandwidth the data consumes within the network, which are the two major data streaming bottlenecks. As such, our products also naturally help to increase the efficiency of Internet-of-Things (“IoT”)and other Cloud-connected applications. Our solutions leverage our industry-recognized strength in high-speed connectivity delivered through the GigOptix brand-name product line, and as of the second fiscal quarter of 2016, the high quality video compression delivered through the industry-recognized Magnum brand (GigPeak acquired Magnum Semiconductor, Inc. (“Magnum”) on April 5, 2016 (the “Merger”)).

The recently extended GigPeak product portfolio provides more flexibility to support on-going changes in the connectivity that customers and markets require by deploying a wider tool-box of solutions from various kinds of semiconductor materials, ICs and Multi-Chip-Modules (“MCMs”), through cost-effective application specific integrated circuit (“ASICs”). and system-on-chips (“SoCs”), and into full software programmable open-platform offerings.

Our products are highly customized and typically developed in partnership with key “Lighthouse” customers, occasionally generating some engineering project revenues through the development stage, but typically generating the majority of revenue from future device product shipments and sales through these customers and general market availability.

Since inception in 2007, we have expanded our customer base by acquiring and integrating eight (8) companies with complementary and synergistic products and customers, and spun out one (1) business to establish a joint-venture. Our worldwide direct sales force is supported by a significant number of channel representatives and distributors that sell its products throughout North America, South America, Europe, Japan and Asia.

As noted above, on April 5, 2016, we completed our most recent acquisition of Magnum, and simultaneously renamed the Company as GigPeak, Inc. Magnum is a fabless semiconductor manufacturer and software solution developer, and brings a well-developed and comprehensive portfolio of video broadcasting and compression solutions to us, including silicon ICs, SoCs, software solutions, and a comprehensive library of intellectual property. The Magnum products currently are for the professional video broadcast and are extendable to IoT camera markets. Magnum provides top of the line products, tools and technologies for the entire video content creation and distribution chain, from contribution and production through distribution over cable, telecom, satellite networks and over-the-top (“OTT”) video streaming.

With the acquisition of Magnum, we are in the process of reorganizing our operations to align them with our targeted end-markets and customers, Enterprise Networking, which will be likely named the “GigOptix” product line, and Consumer and Cloud-Connectivity, which will be likely named the “GigCloud” line. Most of our current product lines will contribute products to each one of those two business lines

Corporate Information

GigPeak, Inc. (formerly GigOptix, Inc.), the successor to GigOptix LLC, was formed as a Delaware corporation in March 2008 in order to facilitate a combination between GigOptix LLC and Lumera Corporation (“Lumera”), which occurred in December 2008. Before the combination, GigOptix LLC acquired the assets of iTerra Communications LLC in July 2007 (“iTerra”) and Helix Semiconductors AG (“Helix”) in January 2008, which is now our wholly-owned subsidiary, GigOptix-Helix AG, in Zurich, Switzerland. In November 2009, we acquired ChipX, Incorporated (“ChipX”). In June 2011, we acquired Endwave Corporation (“Endwave”). As a result of the acquisitions, Helix, Lumera, ChipX and Endwave all became our wholly owned subsidiaries. In February 2014, we entered into a Joint Venture and Quotaholders Agreement (the “Joint Venture Agreement”) and established BrPhotonics Produtos Optoeletrônicos LTDA. (“BrP”) headquartered in Campinas, Brazil, as a new joint venture with Fundação CPqD — Centro De Pesquisa e Desenvolvimento em Telecomunicações (“CPqD”), a leading optical and semiconductor development center in Brazil. BrP was formed as a newly-established joint venture company and will be a provider of advanced high-speed devices for optical communications and integrated transceiver components that enable information streaming over communications networks. In June 2014, we acquired substantially all of the assets of Tahoe RF. In June 2015, the Company established a Japanese wholly-owned subsidiary, GigOptix Japan GK. In September 2015, we acquired Terasquare Co., Ltd., which is now our wholly-owned subsidiary, GigOptix-Terasquare-Korea (“GTK”) Co., Ltd., in Seoul, Korea. In April 2016, we acquired Magnum Semiconductor, Inc.

Our principal executive offices are located at 130 Baytech Drive, San Jose, California 95134, our telephone number is (408) 522-3100 and our web site is www.gigpeak.com. We have not incorporated the information on our website by reference into this Reoffer Prospectus, and you should not consider it to be part of this Reoffer Prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus contain “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through the use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this Reoffer Prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	we have a history of incurring losses;

•	our ability to remain competitive in the markets we serve;

•	the effects of future economic, business and market conditions;

•	consolidation in the industry we serve;

•	our ability to continue to develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability;

•	our ability to establish and maintain effective internal controls over our financial reporting;

•	risks relating to the transaction of business internationally;

•	our failure to realize anticipated benefits from acquisitions or the possibility that such acquisitions could adversely affect us, and risks relating to the prospects for future acquisitions;

•	the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;

•	quarterly and annual fluctuations in results of operations;

•	investments in research and development;

•	protection and enforcement or our intellectual property rights and proprietary technologies;

•	costs associated with potential intellectual property infringement claims asserted by a third party against us or asserted by us against a third party;

•	our exposure to product liability claims resulting from the use of our products;

•	the loss of one or more of our significant customers, or the diminished demand for our products;

•	the loss of one or more of our critical vendors, particularly sole source suppliers of key components and wafers;

•	our dependence on overseas and domestic foundries, contract manufacturing and outsourced supply chain, as well as the costs of materials;

•	our reliance on third parties to provide services for the operation of our business;

•	our ability to be successful in identifying, acquiring and consolidating new acquisitions;

•	our ability to successfully complete inception and funding of new joint ventures that we establish globally;

•	the effects of war, terrorism, natural disasters or other catastrophic events;

•	our success at managing the risks involved in the foregoing items; and

•	other risks and uncertainties, including those listed under the heading “Risk Factors” herein.

Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained or incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Reoffer Prospectus. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Reoffer Prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our securities involves a high degree of risk. Any prospectus supplement applicable to an offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this Reoffer Prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A—Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This Reoffer Prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this Reoffer Prospectus.

USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds from the resale of the Shares that may be sold using this Reoffer Prospectus. We will not receive any of the proceeds from the resale of these Shares.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material terms of our capital stock contained in our amended and restated certificate of incorporation, as amended, amended and restated certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws. This summary is not complete and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware, or the General Corporation Law of Delaware (the “DGCL”). For more detailed information, please see our amended and restated certificate of incorporation, certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws, which have been previously filed with the SEC.

General

We are authorized to issue 101,000,000 shares of capital stock, each with a par value of $0.001, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which preferred stock, 750,000 shares have been designated as Series A Junior Preferred Stock. There were 54,206,761 shares of common stock outstanding and no shares of preferred stock outstanding as of June 3, 2016. The outstanding number does not include 701,754 shares of treasury stock.

Notwithstanding the provisions of the DGCL, the number of authorized shares of common stock and preferred stock may, without a series vote, be increased or decreased (but not below the number of shares then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of GigPeak entitled to vote, voting together as a single class.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of our common stock will be entitled to receive dividends when, as and if declared by our board of directors, out of any assets legally available for the payment of dividends, but only after the provisions with respect to preferential dividends on any outstanding series of preferred stock have been satisfied and after we have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any outstanding series of our preferred stock. In the event of any liquidation, dissolution or winding-up of the company, whether voluntary or involuntary, the holders of our common stock will become entitled to participate in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities, subject to the prior distribution rights of any class or series of preferred stock then outstanding and having preference over common stock in the event of liquidation, dissolution or winding-up. Holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

On December 16, 2011, our board of directors adopted a Rights Agreement under which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011. Stockholders or beneficial ownership groups who owned 10% or more of the outstanding shares of our common stock on or before December 16, 2011, will not trigger the preferred share purchase rights unless they acquire an additional 1% or more of the outstanding shares of our common stock. Each right entitles a holder with the right upon exercise to purchase one one-thousandth of a share of preferred stock at an exercise price that is currently set at $8.50 per right, subject to purchase price adjustments as set forth in the Rights Agreement. Each share of Series A Junior Preferred Stock has voting rights equal to one thousand shares of common stock. In the event that exercisability of the rights is triggered, each right held by an acquiring person or group would become void. As a result, upon triggering of exercisability of the rights, there would be significant dilution in the ownership interest of the acquiring person or group, making it difficult or unattractive for the acquiring person or group to pursue an acquisition of us. These rights were set to expire in December of 2014.

On December 16, 2014, we entered into an Amended and Restated Rights Agreement to extend the expiration date of our Rights Agreement. The Amended and Restated Rights Agreement amends the Rights Agreement previously adopted by (i) extending the expiration date by three years to December 16, 2017, (ii) decreasing the exercise price per right issued to stockholders pursuant to the stockholder rights plan from $8.50 to $5.25, and (iii) making certain other technical and conforming changes. In addition, in connection with the Amended and Restated Rights Agreement, on December 15, 2014, we adopted an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, which increased the number of authorized shares of Series A Junior Preferred Stock from 300,000 shares to 750,000 shares, and sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock (as discussed below). Each share of Series A Junior Preferred stock retains the rights, preferences and privileges set forth above from the Original Certificate of Designation regarding redemption, dividends, voting rights, and liquidation preference.

NYSE MKT Listing. Our common stock is listed on the NYSE MKT under the symbol “GIG.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is Operations Center, 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (877) 248-6417.

Preferred Stock

No shares of preferred stock are outstanding. Under our amended and restated certificate of incorporation, as amended, our board of directors is authorized to issue up to 1,000,000 shares of preferred stock. Pursuant to an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock adopted by our board of directors on December 15, 2014, 750,000 shares have been designated as Series A Junior Preferred Stock. The Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, filed with the Secretary of State of the State of Delaware on December 15, 2014, sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock. Each share of Series A Junior Preferred Stock will:

•	not be redeemable;

•	in the event of a declaration of a dividend on the common stock, entitle the holder to receive a preferential quarterly dividend equal to the greater of $1.00 or an amount equal to 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of common stock), declared on the common stock;

•	entitle the holder to 1,000 votes on all matters submitted to the vote of the holders of the common stock; and

•	entitle the holder to receive upon our liquidation, a preferential liquidation payment of the greater of $1,000, plus accrued and unpaid dividends, or the amount to be received by a holder of 1,000 shares of common stock.

Our board of directors may also designate the rights, preferences and privileges of additional series of preferred stock, any or all of which may be greater than or senior to those of the common stock. Though the actual effect of any such issuance on the rights of common stock will not be known until our board of directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:

•	diluting the voting power of the holder of common stock;

•	reducing the likelihood that holders of common stock will receive dividend payments;

•	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and

•	delaying, deterring or preventing a change-in-control or other corporate takeover.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or deferring a change in control of the company. These provisions, among other matters:

•	provide for the classification of the board of directors into three classes, with one-third of the directors to be elected each year;

•	limit the number of directors constituting the entire board of directors to a maximum of 10 directors;

•	limit the types of persons who may call a special meeting of stockholders; and

•	establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other business for consideration at any annual or special stockholder meetings.

Additionally, we have in place as of December 16, 2011, a Rights Agreement, amended and restated as of December 16, 2014, pursuant to which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

SELLING STOCKHOLDER

This Reoffer Prospectus relates to the reoffer and resale of  253,032  Shares by the Selling Stockholder named below, who has or may acquire such Shares pursuant to equity incentive awards granted under the 2008 Plan. The Selling Stockholder, who is an officer and director of the Company, may resell all, a portion or none of such Shares from time to time.

The following table sets forth, with respect to each Selling Stockholder, based upon information available to us as of June 3, 2016 (1) the number of shares of our common stock beneficially owned as of such date; (2) the number of Shares that may be sold pursuant to this Reoffer Prospectus (i.e., the number of shares underlying all awards granted to such Selling Stockholder under the 2008 Plan); and (3) the number and percent of the 54,206,761 outstanding shares of common stock of GigPeak as of June 3, 2016 beneficially owned by such Selling Stockholder after the offering, assuming the sale by such Selling Stockholder of all of such Selling Stockholder’s Shares. The outstanding number does not include 701,754 shares of treasury stock.

			Shares of Common Stock Beneficially Owned after Offering(2)(3)
Name of Selling Stockholder(1)	Shares of Common Stock Beneficially Owned Prior to Offering(2)	Shares of Common Stock to be Sold	Number	Percent
Dr. Avi Katz	3,553,388	253,032	3,300,356	5.7%

*	Represents less than 1% of our outstanding common stock.
(1)	All individuals named are current officers or directors of us.
(2)	The number of shares beneficially owned is determined under rules promulgated by the SEC and includes (i) outstanding shares of common stock and (ii) options for common stock that have vested or will vest within 60 days of June 9, 2016, as follows 2,995,229 for Dr. Katz, and (iii) restricted stock units that will vest within 60 days of June 9, 2016 as follows: 148,159 for Dr. Katz,.
(3)	Assumes (i) that all shares of common stock registered hereunder are sold, and (ii) total issued and outstanding shares of common stock of 54,206,761, as required by the rules of the SEC

PLAN OF DISTRIBUTION

The Selling Stockholder may sell the securities covered by this Reoffer Prospectus from time to time in one or more offerings. Registration of the securities covered by this Reoffer Prospectus does not mean, however, that those securities will necessarily be offered or sold.

We will pay all fees and expenses incurred in connection with the registration of the Shares, and we will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Shares. The payments of such expenses and other costs will be deemed as income to the Selling Stockholder.

The Selling Stockholder may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

The Selling Stockholder may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

If required at the time of the offering of the Shares, a prospectus supplement will be distributed which will describe the method of distribution of the securities and the terms of the offering.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. The prospectus supplement will name any underwriter used in the offering.

The Selling Stockholder may sell the securities offered through this Reoffer Prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The Selling Stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

The Selling Stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between the Selling Stockholder and the underwriters, dealers and agents.

The Selling Stockholder and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Stockholder, and commissions paid, or any discounts or concessions allowed to any broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any Shares covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the Selling Stockholder and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this Reoffer Prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this reoffer prospectus to each purchaser at or prior to the time of the sale.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

Crowell & Moring LLP, San Francisco, California, counsel to GigPeak, will issue a legal opinion concerning the validity of the securities offered hereby. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of GigPeak, Inc. (formerly GigOptix, Inc.) as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, incorporated in this Reoffer Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Magnum Semiconductor, Inc. as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, incorporated in Reoffer Prospectus by reference to GigPeak, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) filed with the SEC on May 27, 2016, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., independent accountants, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Terasquare Co., Ltd. as of December 31, 2014 and for the year in the period ended December 31, 2014 incorporated in this prospectus by reference to the Current Report on Form 8-K/A Amendment No. 1 filed with the SEC on December 7, 2015, have been so incorporated in reliance on the report of Yeil Accounting Corporation, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.gigpeak.com. Information contained on our website or that can be accessed through our website does not constitute a part of this Reoffer Prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Reoffer Prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 14, 2016;

•	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 27, 2016, filed with the SEC on May 6, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 7, March 16, March 22, March 24, April 4, April 6 (as amended on May 27, 2016 in Amendment No. 1 filed on Form 8-K/A), April 18 and April 29, 2016;

•	our Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on December 7, 2015;

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35520), filed with the SEC on April 23, 2012, as amended by that Amendment No. 1 on Form 8-A/A filed with the SEC on December 19, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating this description; and

•	the description of the terms, rights and provisions applicable to the Series A Junior Preferred Stock purchase rights contained in GigPeak Inc.’s Registration Statement No. 000-54572 on Form 8-A, filed with the SEC on December 22, 2011, as amended by Amendment No. 1 to Registration Statement No. 000-54572 on Form 8-A/A, filed with the SEC on December 19, 2014.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this Reoffer Prospectus and deemed to be part of this Reoffer Prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this Reoffer Prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this Reoffer Prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Reoffer Prospectus incorporates. You should direct written requests to: GigPeak, Inc., 130 Baytech Drive, San Jose, California 95134, Attn: Investor Relations, or you may call us at (408) 522-3100.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.
INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Post-Effective Amendment No. 1. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 14, 2016;

•	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 27, 2016, filed with the SEC on May 6, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 7, March 16, March 22, March 24, April 4, April 6 (as amended on May 27, 2016 in Amendment No. 1 filed on Form 8-K/A), April 18 and April 29, 2016;

•	our Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on December 7, 2015;

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35520), filed with the SEC on April 23, 2012, as amended by that Amendment No. 1 on Form 8-A/A filed with the SEC on December 19, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating this description; and

•	the description of the terms, rights and provisions applicable to the Series A Junior Preferred Stock purchase rights contained in GigPeak Inc.’s Registration Statement No. 000-54572 on Form 8-A, filed with the SEC on December 22, 2011, as amended by Amendment No. 1 to Registration Statement No. 000-54572 on Form 8-A/A, filed with the SEC on December 19, 2014.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of this Post-Effective Amendment No. 1, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this Post-Effective Amendment No. 1 and deemed to be part of this Post-Effective Amendment No. 1 from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment No. 1 to the extent that a statement contained in this Post-Effective Amendment No. 1 or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment No. 1.

We will provide without charge to each person, including any beneficial owner, to whom this Post-Effective Amendment No. 1 is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this Post-Effective Amendment No. 1, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Post-Effective Amendment No. 1 incorporates. You should direct written requests to: GigPeak, Inc., 130 Baytech Drive, San Jose, California 95134, Attn: Investor Relations, or you may call us at (408) 522-3100.

Item 8.	Exhibits.

The Registrant files the exhibits identified below.

Exhibit Number	Description

4.1
Form of Amended and Restated Certificate of Incorporation of the Registrant. Filed as Appendix B to the Registrant’s Proxy Statement on Schedule 14-A filed on September 29, 2011 (File No. 333-153362) and incorporated herein by reference.

4.2
Second Amended and Restated Bylaws of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 18, 2016 (File No. 001-35520) and incorporated herein by reference.

4.3
Form of Certificate representing the Common Stock, par value $0.001 per share, of the Registrant. Filed as Exhibit 4.1 to the Registrant’s Amendment No. 2 to the Registration Statement on Form S-4 filed on October 24, 2008 (File No. 333-153362) and incorporated herein by reference.

4.4
GigPeak, Inc. Amended and Restated 2008 Equity Incentive Plan. Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 18, 2016 (File No. 001-35520) and incorporated herein by reference.

4.5
Rights Agreement, dated as of December 16, 2011, between GigPeak, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including the Summary of Rights as Exhibit A, the Form of Rights Certificate as Exhibit B and the Certificate of Designation of Series A Junior Preferred Stock as Exhibit C. Filed previously with the Registrant’s Registration Statement on Form 8-A filed on December 22, 2011, SEC File No. 000-54572 and incorporated herein by reference

4.6
Form of Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant. Filed as Appendix A to the Registrant’s Proxy Statement on Schedule 14-A filed on October 3, 2014 (File No. 001-35520) and incorporated herein by reference.

4.7
Amended and Restated Rights Agreement, dated as of December 16, 2014, by and between GigPeak, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent. Filed previously with Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A/A filed on December 19, 2014, SEC File No. 000-54572 and incorporated herein by reference.

4.8
Second Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 6, 2016 (File No. 001-35520) and incorporated herein by reference.

5.1*	Opinion of Crowell & Moring LLP with respect to the legality of the Common Stock registered hereby.

23.1*	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.

23.2*	Consent of Burr Pilger Mayer, Inc., Independent Accountants.

23.3*	Consent of Yeil Accounting Corporation, Independent Accounting Firm.

23.4*	Consent of Crowell & Moring LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 9th day of June, 2016.

GIGPEAK, INC.

By:	/S/ DR. AVI S. KATZ
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Dr. Avi S. Katz and Darren Ma as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this Registration Statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 9, 2016 by the following persons in the capacities indicated.

NAME	TITLE	DATE

/S/ DR. AVI S. KATZ	Chief Executive Officer and Chairman of the Board	June 9, 2016
Dr. Avi S. Katz	(Principal Executive Officer)

/S/ DARREN MA	Vice President and Chief Financial Officer	June 9, 2016
Darren Ma	(Principal Financial Officer and Principal Accounting Officer)

/S/ JOSEPH J. LAZZARA	Director	June 9, 2016
Joseph J. Lazzara

/S/ JOHN J. MIKULSKY	Director	June 9, 2016
John J. Mikulsky

/S/ NEIL J. MIOTTO	Director	June 9, 2016
Neil J. Miotto

/S/ FRANK W. SCHNEIDER	Director	June 9, 2016
Frank Schneider

/S/ KIMBERLY D.C. TRAPP	Director	June 9, 2016
Kimberly D.C. Trapp